REEBOK INTERNATIONAL LTD.
                (Amounts in Thousands, Except Per Share Data)


Exhibit 11  -  Statement RE:  Computation of Per Share Earnings
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                                         Three Months Ended   Nine Months Ended
                                            September 30,        September 30,
                                         __________________   _________________

                                          1997      1996        1997      1996
                                          ____      ____        ____      ____
Primary
________________________________

Average shares outstanding               56,258    66,431      56,115    70,962

Net effect of dilutive stock options      2,483     1,360       2,317     1,038
                                        _______   _______     _______   _______

Total                                    58,741    67,791      58,432    72,000

                                        =======   =======     =======   =======

Net income                             $ 73,968  $ 50,612    $134,474  $118,840

                                        =======   =======     =======   =======

Per share amount                       $   1.26  $   0.75    $   2.30  $   1.65

                                        =======   =======     =======   =======

Fully Diluted
________________________________

Average shares outstanding               56,258    66,431      56,115    70,962

Net effect of dilutive stock options      2,527     1,408       2,518     1,460
                                        _______   _______     _______   _______

Total                                    58,785    67,839      58,633    72,422

                                        =======   =======     =======   =======

Net income                             $ 73,968  $ 50,612    $134,474  $118,840

                                        =======   =======     =======   =======

Per share amount                       $   1.26  $   0.75    $   2.29  $   1.64

                                        =======   =======     =======   =======

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